As filed with the Securities and Exchange Commission on June 3, 2019

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

MORGAN STANLEY

(Exact name of registrant as specified in its charter)

Delaware	36-3145972
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1585 Broadway

New York, NY 10036

(Address of principal executive offices,

including zip code)

Morgan Stanley 401(k) Plan

(Full title of the plan)

________________________

Martin M. Cohen, Esq.

Vice President, Counsel and

Corporate Secretary

Morgan Stanley

1585 Broadway

New York, NY 10036

(212) 761-4000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF THE REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	25,000,000	$40.94	$1,023,500,000	$124,048.20

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of additional shares of Common Stock, par value $0.01 per share (the “Common Stock”) of Morgan Stanley (the “Registrant”) that may be offered or delivered under the Morgan Stanley 401(k) Plan (the “Plan”) to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)       Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for shares of the Common Stock on the New York Stock Exchange on May 31, 2019.

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant, to cover shares of Common Stock of the Registrant authorized for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

_______________________

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated as of their respective dates in this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”);

(b)	the Registrant’s Annual Report for the year ended 2017 for the Plan on Form 11-K, filed with the Commission on June 20, 2018;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(d)	the Registrant’s Current Reports on Form 8-K filed after the fiscal year ended December 31, 2018; and

(e)   the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 15, 1993, as amended by the description contained in the Registrant’s Forms 8 dated February 11, February 21 and February 22, 1993.

In addition, all documents that the Registrant files pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all of the Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, has no reasonable cause to believe such person’s conduct was unlawful.

Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant (“Certificate of Incorporation”) and Section 6.07 of the Amended Bylaws of the Registrant (“Bylaws”), each as amended to date, provide for the indemnification of the Registrant’s directors and officers. The Certificate of Incorporation provides that each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation, trust, limited liability company or other non-corporate business enterprise in which the Registrant directly or indirectly holds ownership interests representing (A) more than 50% of the voting power of all outstanding ownership interests of such entity (other than directors’ qualifying shares) or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding ownership interests upon a liquidation or dissolution of such entity (a “Subsidiary”), shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the Bylaws includes the right to be paid the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

The Registrant’s Bylaws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Registrant for the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a Subsidiary, to the fullest extent as the Bylaws provide with respect to the indemnification and advancement of expenses of directors and officers of the Registrant. However, the Registrant’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise will be reduced by any amount such person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Under the Bylaws, the Registrant has the power to maintain insurance, at the Registrant’s expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the provisions of the General Corporation Law of the State of Delaware.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to reports filed by Morgan Stanley under the Exchange Act and are hereby incorporated by reference to such reports. Morgan Stanley’s Exchange Act file number is 1-11758.

Number	Title of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date (incorporated by reference to Exhibit 3.1 to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2017).
4.2	Amended and Restated Bylaws of Morgan Stanley, as amended to date (incorporated by reference to Exhibit 3.1 to Morgan Stanley’s Current Report on Form 8-K dated October 29, 2015).
4.3	Morgan Stanley 401(k) Plan, as amended and restated effective as of January 1, 2013 (incorporated by reference to Exhibit 10.6 to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2012).
4.4	Amendment to the Morgan Stanley 401(k) Plan dated December 11, 2018 thereto (incorporated by reference to Exhibit 10.4 to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2018).
5*	Opinion of Davis Polk & Wardwell LLP regarding the validity of the securities being registered.
15*	Letter of Awareness from Deloitte & Touche LLP
23.1*	Consent of Davis Polk & Wardwell LLP (included in the opinion filed herewith in Exhibit 5).
23.2*	Consent of Deloitte & Touche LLP
24*	Powers of Attorney (included on signature page)

In lieu of the determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the Plan, and any amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

* Filed herewith

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and;

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 3rd day of June, 2019.

MORGAN STANLEY (Registrant)

By:	/s/ James P. Gorman
	Name:	James P. Gorman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Martin M. Cohen, Jeanne Greeley O’Regan, Tara Giannone and Louis J. Denkovic and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

The Registrant. Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of this 3rd day of June, 2019.

Signature	Title	Date

/s/ James P. Gorman	Chairman and Chief Executive Officer (Principal Executive Officer)	06/03/2019
James P. Gorman

/s/ Jonathan Pruzan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	06/03/2019
Jonathan Pruzan

/s/ Paul C. Wirth	Deputy Chief Financial Officer (Principal Accounting Officer)	06/03/2019
Paul C. Wirth

/s/ Elizabeth Corley	Director	06/03/2019
Elizabeth Corley

/s/ Alistair Darling	Director	06/03/2019
Alistair Darling

Signature	Title	Date

/s/ Thomas H. Glocer	Director	06/03/2019
Thomas H. Glocer

/s/ Robert H. Herz	Director	06/03/2019
Robert H. Herz

/s/ Nobuyuki Hirano	Director	06/03/2019
Nobuyuki Hirano

/s/ Jami Miscik	Director	06/03/2019
Jami Miscik

/s/ Dennis M. Nally	Director	06/03/2019
Dennis M. Nally

/s/ Takeshi Ogasawara	Director	06/03/2019
Takeshi Ogasawara

/s/ Hutham S. Olayan	Director	06/03/2019
Hutham S. Olayan

/s/ Mary L. Schapiro	Director	06/03/2019
Mary L. Schapiro

/s/ Perry M. Traquina	Director	06/03/2019
Perry M. Traquina

/s/ Rayford Wilkins, Jr.	Director	06/03/2019
Rayford Wilkins, Jr.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Morgan Stanley 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 3rd day of June, 2019.

MORGAN STANLEY401(k) PLAN

By:	/s/ Jeffrey S. Brodsky
	Name:	Jeffrey S. Brodsky
	Title:	Managing Director, Chief Human Resources Officer and ERISA named fiduciary for the Morgan Stanley 401(k) Plan